                                                                    Exhibit 10.3

                            DEED OF LEASE AGREEMENT


     THIS DEED OF LEASE AGREEMENT (hereinafter referred to as "Lease"), made this __________ day of April, 1997, by and between Norfolk Commerce Center Limited Partnership, a limited partnership organized and existing under the laws of The Commonwealth of Virginia, having an address c/o Cambridge Asset Advisors, 560 Herndon Parkway, Suite 210, Herndon, Virginia 20170, (hereinafter referred to as the "Landlord"), and Boron, LePore & Associates, Inc., a corporation organized and existing under the laws of The State of Delaware, having an address at 5365 Robin Hood Road, Suite (hereinafter referred to as the "Tenant").

     WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord all of that real property, situated and lying in the City of Norfolk, Virginia, which consists of the space (Suite F containing 4,660 square feet of floor area) outlined and attached hereto as Exhibit A (hereinafter referred to as the "Premises") and located in a building (hereinafter referred to as the "Building") at 5365 Robin Hood Road, Norfolk, Virginia 23513, (the Premises, the remainder of the Building, such tract of land, other buildings thereon, and any other buildings or improvements to be constructed thereon being hereinafter referred to collectively as the "Property").

     SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record or in fact.

     UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

SECTION 1.   TERM.

     1.1. Length. This Lease shall be for a term of approximately One Hundred Twenty Three (123) months (hereinafter referred to as the "Term") commencing on /1/ (hereinafter referred to as the "Commencement Date", except that if the date of such commencement is hereafter advanced or postponed by written agreement of the parties hereto, the date to which it is advanced or postponed shall thereafter be the "Commencement Date" for all purposes of the provisions of this Lease), and expiring on the 30th day of June, 2007 (hereinafter referred to as the "Termination Date"), except that if the date of such termination is hereafter advanced or postponed by written agreement of the parties hereto, the date to which it is advanced or postponed shall thereafter be the Termination Date.

     1.2.  New Construction.

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/1/    the date first written above

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        Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After such "Commencement Date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

     1.3. Surrender. The Tenant shall at its expense, at the expiration of the Term or upon any earlier termination of this Lease, (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which, under the provisions of Section 5, are owned by the Landlord) in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment used in conducting the Tenant's trade or business and not owned by the Landlord, and (c) repair any damage to the Premises or the Building caused by such removal.

     1.4.  Holding Over.

           1.4.1. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease after obtaining the Landlord's express, written consent thereto,

                   (a) such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least thirty (30) days before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

                   (b) anything contained in the foregoing provisions of this Section to the contrary notwithstanding, the rental payable for each such monthly period shall equal one-twelfth (1/12) of the Base Rent and the Additional Rent payable under the provisions of subsection 2.2 (calculated in accordance with such provisions of subsection 2.2 as if this Lease had been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Term or such renewal); and

                   (c) such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease; provided, that if the Landlord gives the Tenant, by at least thirty (30) days before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount or payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

           1.4.2. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease without obtaining the Landlord's express, written consent thereto, such occupancy shall be on the same terms and subject to the same conditions as those set forth in the provisions of paragraph 1.4.1., except that, anything contained in the provisions of this Lease to the contrary notwithstanding, (a) the rental payable
during the period of such occupancy shall equal /2/           of the rental
which would be payable during such period under the provisions of subparagraph 1.4.1.(b), had the Tenant obtained the Landlord's express, written consent to such occupancy, as aforesaid, and (b) nothing in the provisions of paragraph
1.4.1. or any other provision of this Lease shall be deemed in any way to alter or impair the Landlord's right immediately to evict the Tenant or exercise its other rights and remedies under the provisions

-----------------------
/2/    one hundred seventy five percent (175%)

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of this Lease or applicable law on account of the Tenant's occupancy of the
Premises without having obtained such consent.

SECTION 2.   RENT

     2.1. Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord in advance, without demand, deduction or set off, for the entire Term hereof, all of the following:

           2.1.1. Base Rent. In consideration of the Premises, Tenant covenants and agrees to pay to Landlord a Base Rent each Lease Year in the amount set forth in Exhibit D attached hereto and made a part hereof. This Base Rent shall be paid in equal monthly installments on the first (1st) day of each month, in advance, without demand, notice, offset or deduction, at such place as shall be designated by Landlord, beginning on the Commencement Date. If the Commencement Date is on a date other than the first (1st) day of the month, then the first rent payment shall include a pro rata portion of such Base Rent and all other payments provided for under this Lease for any part of the month prior to the first (1st) full month of the lease term.

           2.1.2. Lease Year. As used in the provisions of this Lease, the term "Lease Year" means (a) the period commencing on the Commencement Date and terminating on the first (1st) anniversary of the last day of the calendar month containing the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

           2.1.3. Additional Rent. Additional rent (hereinafter referred to as "Additional Rent") in the amount of any payment referred to as such in any provision of this Lease which accrues while this Lease is in effect. Any Additional Rent shall be payable to Landlord within thirty(30) days of demand except as otherwise provided for herein.

     2.2.  Annual Operating Costs.

           2.2.1. Definitions. As used herein, the term "Annual Operating Costs" means the actual costs incurred by the Landlord in operating and maintaining the Property during each calendar year of the Term. Such costs shall include, by way of example rather than of limitation, (i) real property, front-foot benefit, metropolitan district and other similar taxes or public or private assessments (whether regular or special) levied against any or all of the Property as applicable; (ii) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to the
Property; (iii) costs of        maintaining grounds, common areas and mechanical
systems of Buildings; (iv) all other costs of maintaining, repairing or replacing any or all of the Building or the rest of the Property including a reserve for asphalt, roof repairs and repainting; (v) charges or fees for any necessary governmental permits; (vi) management fees, overhead and expenses equal to five percent (5%) of the Rent for each Lease Year; (vii) premiums for hazard, liability, workmens' compensation or similar insurance upon any or all of the Property and any deductibles applicable therefor; (viii) costs arising under service contracts with independent contractors; (ix) costs of any services not provided by the Landlord to the Property on the date hereof but hereafter provided by the Landlord in its prudent management of the Property; and (x) the costs of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property and
(xi) the cost of tax appeals to the extent that such cost does not exceed the amount of savings realized in each calendar year. Such costs shall not include
(i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Property; (ii) any deduction for depreciation of the Property taken on the Landlord's income tax returns; or (iii) the cost of capital improvements made to the Property
         .

           2.2.2. Operating Costs Escalation. Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Pro-Rata Share (as hereinafter defined) of any increase in Annual Operating Costs for any calendar year above Two and 20/100 Dollars ($2.20) per square foot (Tenant's "Operating

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Costs Escalation"). Tenant's "Pro-Rata Share" shall be equal to a fraction, the numerator of which shall be the square feet of the Premises, and, except as otherwise provided hereunder, the denominator of which shall be the total leasable square feet in the Building and or the Property. As of the date of execution of this Lease, Tenant's Pro-Rata s hare is 6.22% of the Building and 6.22% of the Property.

           2.2.3. Landlord's right to estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, the Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Tenant's Operating Costs Escalation which may become due under such provisions for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such estimate as Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) at the Landlord's reasonable discretion, increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Annual Operating Costs, as so estimated.

           2.2.4. Computation. After the end of each calendar year during the Term, the Landlord shall compute the total of the Annual Operating Costs incurred during such calendar year, and shall allocate them in accordance with each tenant's Pro-Rata share of the Property; provided, that anything contained in the foregoing provisions of this subsection 2.2 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord's judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Property, in allocating the Annual Operating Costs pursuant to the foregoing provisions of this subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Annual Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Property those Annual Operating Costs incurred only with respect to a portion thereof, as aforesaid.

           2.2.5. Payment of Operating Costs Escalation. Within one hundred twenty (120) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement showing the actual Annual Operating Costs for such preceding calendar year and Tenant's Pro-Rata share thereof. If such statement shows that Tenant's Pro-Rata share of the actual Annual Operating Costs for such preceding year exceeded Tenant's monthly payments of Operating Costs Escalation for the preceding Calendar Year, then Tenant shall pay the total amount of such deficiency to Landlord with the next payment of Base Rent due hereunder after receipt of such statement. /3/



           2.2.6. Proration. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such Additional Rent for that portion of such calendar year falling within the Term, which shall be paid on demand, as aforesaid).



---------------------
  /3/ Notwithstanding anything contained herein to the contrary, If such statement reflects Tenant has made an overpayment, then Landlord shall credit such overpayment against the next month's Rent.

     2.3.  When due and payable.

           2.3.1. The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first
(1st) day of each calendar month during such Lease Year; provided, that the first monthly installment of the Base Rent will be due and payable upon lease execution.

           2.3.2. Any Additional Rent accruing to the Landlord under any provision of this Lease shall, except as is otherwise set forth herein, be due and payable when the installment of the Base Rent next falling due after such Additional Rent accrues and becomes due and payable, unless the Landlord makes written demand upon the Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

           2.3.3. Each such payment shall be made promptly when due, without any deduction or set off whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, a late charge equaling twenty percent (20%) of such payment. /4/


     2.4. Where payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it (postage prepaid) to the Landlord's address which is set forth in Section 16, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

     2.5. Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income, inheritance or estate tax) directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, then (except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating Costs) the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord may, at its election, terminate this Lease by giving written notice thereof to the Tenant.

     2.6.  Security deposit.

           2.6.1. Simultaneously with the entry into this Lease by the parties hereto, the Tenant shall deposit with the Landlord the sum of Three Thousand One Hundred Six and 67/100 Dollars ($3,106.67), which shall be retained by the Landlord as security for the Tenant's payment of the Rent and performance of all of its other obligations under the provisions of this Lease.

           2.6.2. On the occurrence of an Event of Default, the Landlord shall be entitled, at its sole discretion,

                   (a) to apply any or all of such sum in payment of (i) any Rent then due and unpaid, (ii) any expense incurred by the Landlord in curing any such Event of Default, and/or (iii) any damages incurred by the Landlord by reason of such Event of Default (including, by way of example rather than of limitation, that of reasonable attorneys' fees); and/or

-------------------
  /4/ Notwithstanding anything contained herein to the contrary, Tenant shall not incur any late fees until the rent has not been paid for five (5) days past its due date.

           (b) to retain any or all of such sum to reimburse for any or all damages suffered by the Landlord by reason of such Event of Default. If at any time Landlord draws upon the security deposit in accordance with this section Tenant upon demand agrees to immediately pay to Landlord an amount sufficient to return the security deposit to the amount stated above.

     2.6.3. On the termination of this Lease, any of such sum which is not so applied or retained shall be returned to the Tenant within forty-five (45) days of the Lease termination date.

     2.6.4. Such sum shall not bear interest while being held by the Landlord hereunder.

     2.6.5.  No Mortgagee (as that term is defined by the provisions of Section
12) or purchaser of any or all of the Property at any foreclosure proceeding brought under the provisions of any Mortgage (as that term is defined by the provisions of Section 12) shall (regardless of whether the Lease is at the time in question subordinate to the lien of any Mortgage under the provisions of
Section 12 or otherwise) be liable to the Tenant or any other person for any or all of such sum (or any other or additional security deposit or other payment made by the Tenant under the provisions of this Lease), unless both (a) the Landlord has actually delivered it in cash to such Mortgagee or purchaser, as the case may be, and (b) it has been specifically identified, and accepted by the Lender or such purchaser, as the case may be, as such and for such purpose.

SECTION 3.   USE OF PREMISES.

  3.1. The Tenant shall, continuously throughout the Term occupy and use the Premises for and only for general office purposes.

  3.2. In its use of the Premises and the remainder of the Property, the Tenant shall not violate any applicable law, ordinance or regulation.

  3.3.  License.

        3.3.1 The Landlord hereby grants to the Tenant a non-exclusive license to use (and to permit its officers, directors, agents, employees and invitees to use in the course of conducting business at the Premises),

               (a) any and all elevators, common stairways, lobbies, common hallways and other portions of the Building which, by their nature, are manifestly designed and intended for common use by the occupants of the Building, for pedestrian ingress and egress to and from the Premises and for any other such manifest purposes; and

               (b) any and all portions of the said tract of land on which the Building is located (excluding that portion thereof which is improved by any other building) which, by their nature, are manifestly designed and intended for common use by the occupants of the Building and of any other improvements on such tract, for pedestrian ingress and egress to and from the Premises and for any other such manifest purposes; and

                (c) any and all portions of such tract of land as from time to time are designated (by striping or otherwise) by the Landlord for such purpose, for the parking of automobiles.

          3.3.2. Such license shall be exercised in common with the exercise thereof by the Landlord, any tenant or owner of the building or any other building located on such tract, and their respective officers, directors, agents, employees and invitees, and in accordance with the Rules and Regulations promulgated from time to time pursuant to the provisions of Section 11.

     3.4. Signs. The Tenant shall have the right to erect from time to time within the Premises such signs as it desires, in accordance with applicable law, except that the Tenant shall not erect any sign within the Premises in any place where such sign is visible primarily from the exterior of the Premises, unless the Landlord has given its express, written consent thereto.

     3.5. Relocation of Tenant. The Landlord shall have the right from time to time during the Term, at the Landlord's expense, to relocate the Premises from their present location within the Building to another location within the Building having at least the same floor area as that of the Premises as shown on Exhibit A, provided that the Landlord gives the Tenant written notice of the Landlord's intention to do so at least thirty (30) days before undertaking such relocation. The Landlord shall, in such event, at the Landlord's expense, install within the Premises as so relocated improvements of the same quality and quantity as those theretofore made by the Tenant or the Landlord to the Premises before such relocation, and on the completion of such installation shall cause the Tenant's machinery, furniture, fixtures and equipment within the Premises to be moved to the Premises as so relocated /5/. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a written request therefor from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to confirm such relocation.


SECTION 4.   INSURANCE AND INDEMNIFICATION.

     4.1.  Increase in risk.

           4.1.1. The Tenant shall not do or permit to be done any act or thing as a result of which either (a) any policy of insurance of any kind covering (i) any or all of the Property or (ii) any liability of the Landlord in connection therewith may become void or suspended, or (b) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

           4.1.2. shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant.

     4.2.  Insurance to be maintained by Tenant.

           4.2.1. The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors and guests, under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time, but in any event of not less than a total of Two Million Dollars ($2,000,000.00) for bodily injury to or death of all persons or property damage or destruction in any one occurrence, and (b) Fifty Thousand Dollars ($50,000.00) Fire Legal Liability. Each such policy shall (a) name as the insured thereunder the Tenant and the Landlord and Landlord's Agent (and, at the Landlord's request, any Mortgagee) as additional insureds, (b) by its terms, not be cancelable without at least thirty (30) days' prior written notice to the Landlord (and, at the Landlord's request, any such Mortgagee), and (c) be issued by any insurer of recognized responsibility licensed to issue such policy in the Commonwealth of Virginia.

           4.2.2. (a) At least five (5) days before the Commencement Date, the Tenant shall deliver to the Landlord a certificate of each such policy, and (b) at least thirty (30) days before any such policy expires, the Tenant shall deliver to the Landlord an original or a signed duplicate copy of a replacement policy therefor; provided, that so long as such insurance is otherwise in accordance with the provisions of this Section, the Tenant may carry any such insurance under a blanket policy covering the Premises for the risks and in the minimum amounts specified in paragraph 4.2.1, in which event the Tenant shall deliver to the Landlord two (2) insurer's certificates therefor in lieu of an original or a copy thereof, as aforesaid.

--------------------------
   /5/ during non-ordinary business hours (normal business hours being deemed Monday through Friday from 8:30 a.m. to 5:30 p.m.)

     4.3. Insurance to be maintained by Landlord. The Landlord shall maintain throughout the Term all-risk insurance upon the Building, including as needed but not limited to Personal Property, Loss of Rents, Glass, Boiler and Machinery, General Liability and Umbrella Liability in at least such amounts and having at least such forms of coverage as are required from time to time by the Landlord's lender. The cost of the premiums for such insurance and of each endorsement thereto and of any applicable deductibles therefor shall be deemed, for purposes of the provisions of Section 2, to be a cost of operating and maintaining the Property.

     4.4. Waiver of subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, that such release shall be effective only as to a loss, damage or liability occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy.

     4.5. Liability of parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provision of subsection 4.4.

           4.5.1. the Landlord (a) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the grossly negligent or intentionally tortious act or omission of the Landlord or its agents, officers or employees, but (b) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises),
(i) by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or (ii) because of fire, windstorm, act of God or other cause unless solely caused by such gross negligence or intentionally tortious act or omission of the Landlord, as aforesaid; and

           4.5.2. subject to the operation and effect of the foregoing provisions of this subsection, the Tenant shall be responsible for, and shall defend, indemnify and hold harmless the Landlord against and from, any and all liability or claim of liability (including without limitation reasonable attorney's fees) arising out of any injury to or death of any person or damage to any property, occurring within the Premises, or if caused by Tenant, its employees, agents or invitees, on the Property.

SECTION 5.   IMPROVEMENTS TO PREMISES.

     5.1.  By Landlord.

           5.1.1. Landlord shall provide Tenant with an allowance of up to $7,000.00 ("Improvement Allowance") for tenant improvements to be constructed in accordance with Exhibit B attached hereto and incorporated herein by reference. All costs in excess of the Improvement Allowance shall be at Tenant's cost. In the event there is a default in the payment of Base Rent or any additional rent hereunder, Tenant shall pay to Landlord, as additional rent hereunder, the full amount of the unamortized cost of the Improvement Allowance amortized at a rate of ten percent (10%) per annum over the Lease term.

           5.1.2.

           5.1.3. the Landlord shall use its reasonable efforts to complete such improvements by the date on which the Tenant is entitled to occupy the Premises pursuant to this Lease, but shall have no liability to the Tenant hereunder if prevented from doing so by reason of any (a) strike, lock-out or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency (e) accident, flood, fire or other casualty,
(f) adverse weather condition, (g) other act of God, (h) inability to obtain a building permit or a certificate of occupancy, or (i) shortage of materials or labor, or (j) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control. In such event, (a) the Commencement Date shall be postponed for a period equaling the length of such delay, (b) the Termination Date shall be determined pursuant to the provisions of subsection
1.1 by reference to the Commencement Date as so postponed, and (c) the Tenant shall accept possession of the Premises within three (3) days after such completion.

     5.2. By Tenant. The Tenant shall not make any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto. If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant thereof or other person.

     5.3. Mechanics' lien. The Tenant shall (a) immediately after it is filed or claimed, bond or have released any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of subsection 5.1), or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and (b) defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.

     5.4. Fixtures. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord, except that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain the Tenant's property.

SECTION 6.   MAINTENANCE AND SERVICES.

     6.1.  Ordinary services.

           6.1.1.

                   (a)

                   (b)

           6.1.2.

     6.2.  Extraordinary services.

           6.2.1.

           6.2.2.

           6.3. Interruption. The Landlord shall have no liability to the Tenant for any compensation or reduction of Rent on account of any failure, modification or interruption of any such service which either (a) arises out of any of the causes enumerated in the provisions of subsection 5.1, or (b) is required by applicable law (including, by way of example rather than of limitation, any federal law or regulation relating to the furnishing or consumption of energy or the temperature of buildings).


           6.4. Maintenance by Tenant. The Tenant shall maintain the nonstructural parts of the interior of the Premises in good repair and condition, ordinary wear and tear excepted.

           6.5. Maintenance by Landlord. The Landlord shall furnish, supply and maintain in good order and repair (a) the roof, structure and remainder of the exterior of the Building, (b) any and all hallways, stairways, lobbies, elevators, heating and air-conditioning facilities, electrical, sanitary sewer and water lines and facilities, restroom facilities, grounds, sidewalks and parking areas (including the removal of snow from such sidewalks and parking areas), and other common areas, all if located within the Building or the rest of the Property but not within the Premises, all at the Landlord's expense except as is set forth in the provisions of Section 2 or any other provision of this Lease.

SECTION 7.   LANDLORD'S RIGHT OF ENTRY.

     The Landlord and its agents shall be entitled to enter the Premises at any reasonable time (a) to inspect the Premises, (b) to exhibit the Premises to any existing or prospective purchaser, tenant or Mortgagee thereof, (c) to make any alteration, improvement or repair to the Building or the Premises, or (d) for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of emergency) give the Tenant at least twenty-four (24) hours' prior notice of its intention to enter the

Premises, and (b) use reasonable efforts to avoid thereby interfering more than is reasonably necessary with the Tenant's use and enjoyment thereof.

SECTION 8.   FIRE AND OTHER CASUALTIES.

     8.1. General. Subject to Section 8.2 if the Premises are damaged by fire or other casualty during the term,

           8.1.1. the Landlord shall, with reasonable promptness (taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, but in any event within /6/ days after the date of such casualty), substantially restore Premises to their condition immediately before such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that the Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by the Tenant), but


           8.1.2. the times for commencement and completion of any such restoration shall be extended for the period of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 5.1. If the Landlord undertakes to restore the Premises and such restoration is not accomplished within the said period of /7/ days plus the period of any extension thereof, as aforesaid, the Tenant may terminate this Lease by giving written notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and

           8.1.3. so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any Additional Rent payable under the provisions of subsection 2.2 shall be abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 3, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation.

     8.2. Substantial destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding,


           8.2.1. if during the Term the Building is so damaged by fire or other casualty that (a) either the Premises or (whether or not the Premises are damaged) the Building is rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, or if any Mortgagee requires that any or all of such insurance proceeds be used to retire any or all of the debt secured by its Mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty by giving written notice thereof to the Tenant within thirty (30) days after the date of such casualty; and

          8.2.2. in such event, (a) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent payable by the Tenant hereunder and accrued through the date of such /8/ , (b) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such /9/ , and (c) the Landlord may enter upon and repossess the Premises without further notice.

--------------------
  /6/    one hundred eighty (180)
  /7/    one hundred eighty (180)
  /8/    casualty
  /9/    casualty

     8.3. Tenant's negligence. Anything contained in any provision of this Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or both are caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees,

           8.3.1. the Rent shall not be suspended or apportioned as aforesaid, and

           8.3.2. except if and to the extent that the Tenant is released from liability therefor pursuant to the provisions of subsection 4.4, the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (a) any repairs and restoration made or to be made as a result of such damage, or (b) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord incurs as a result of such damage.

SECTION 9.   CONDEMNATION.

     9.1.  Right to award.

           9.1.1. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by the Tenant under this Lease.

           9.1.2. The Tenant hereby (a) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award; (b) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (i) the value of the then-unexpired portion of the Term, (ii) leasehold damages, and
(iii) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (c) agrees to execute any and all further documents which may be required to facilitate the Landlord's collection of any and all such awards.

           9.1.3. /10/ , the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.


     9.2.  Effect of Condemnation.


           9.2.1.  If (a) all of the Premises are covered by a Condemnation, or
(b) any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, or (d) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of so much of the Premises, the Building or the rest of the Property, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Additional Rent payable under the provision of subsection 2.2), taxes and other charges payable hereunder shall be apportioned and paid to such date.

           9.2.2. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provision of this subsection, the operation and effect of this Lease shall be unaffected by

---------------------
  /10/    Notwithstanding the foregoing,
such Condemnation, except that the Base Rent shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

     9.3. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's ability to use the Premises, or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.

     9.4. Except for any separate proceeding brought by the Tenant under the provisions of paragraph 9.1.3., the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right which it otherwise has to participate therein.

SECTION 10.   ASSIGNMENT AND SUBLETTING.

     10.1. The Tenant hereby acknowledges that the Landlord has entered into this Lease because of the Tenant's financial strength, goodwill, ability and expertise and that, accordingly, this Lease is one which is personal to the Tenant, and agrees for itself and its successors and assigns in interest hereunder that it will not (a) assign any of its rights under this Lease, or (b) make or permit any total or partial sale, lease, sublease, assignment, conveyance, license, mortgage, pledge, encumbrance or other transfer of any or all of the Premises or the occupancy or use thereof (each of which is hereinafter referred to as a "Transfer"), without first obtaining the Landlord's written consent thereto (which consent may be given or withheld in the Landlord's sole discretion and, if given, shall not constitute a consent to any subsequent such Transfer, whether by the person hereinabove named as the "Tenant" or by any such transferee). The Landlord shall be entitled, at its sole discretion, to condition any such consent upon the entry by such person into an agreement with (and in form and substance satisfactory to) the Landlord, by which it assumes all of the Tenant's obligations hereunder. Any person to whom any Transfer is attempted without such consent shall have no claim, right or remedy whatsoever hereunder against the Landlord, and the Landlord shall have no duty to recognize any person claiming under or through the same. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the timely performance of all of the Tenant's obligations hereunder. The Tenant hereby acknowledges that any merger, consolidation or other restructuring of ownership interests in Tenant constitutes a Transfer hereunder. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. In the event that any assignee or subtenant pays to tenant any amounts in excess of the Annual Rent and Additional Rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay /11/ said excess to Landlord as and when received by Tenant. /12/

     10.2. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither the Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any other portion of the Property shall enter into any lease, sublease, license, concession or other agreement for the possession, use or occupancy of space in the Premises or any other portion of the Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any

------------------------
/11/  fifty percent (50%) of

/12/ For the purposes of this Lease, "Transfer" shall not be deemed to include the transfer of shares of stock of Tenant by any of its principal shareholders to members of their family or to legal entities formed for the purpose of carrying out such principals' estate or succession planning.

person from the space in the Premises or other portion of the Property so leased, used or occupied (other than any amount based on a fixed percentages of receipts or sales).

     10.3. In the event of any Transfer with or without Landlord's consent, Landlord may, at its sole option, have the right at any time or from time to time after such Transfer to terminate this Lease as to all or any portion of the Premises and enter into a direct lease agreement with the proposed sublessee. Neither Tenant nor any party claiming an interest under or through Tenant shall interfere with Landlord's exercise of its rights hereunder. Tenant hereby indemnifies and holds Landlord harmless from and against any and all liabilities, costs, losses or damages, including reasonable attorneys fees and court costs, arising from any breach of the provisions of this section by Tenant.

SECTION 11.   RULES AND REGULATIONS.

     The Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations") having uniform applicability to all tenants of the Building (subject to the provisions of their respective leases) and governing their use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease, for the purposes enumerated in the provisions of Section 3. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C.

SECTION 12.   SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE.

     12.1. Subordination. This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other, similar instrument of encumbrance heretofore or hereafter covering any or all of the Premises or the remainder of the Property (and each renewal, modification, consolidation, replacement or extension thereof), (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any action by either party hereto.

     12.2. Attornment and non-disturbance. The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"), execute, enseal, acknowledge and deliver such further instrument or instruments

            12.2.1. Evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and

            12.2.2. (at such Mortgagee's request) attorning to such Mortgagee. Landlord will use its reasonable efforts to obtain an agreement from the Mortgagee (in such Mortgagee's usual form) that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's rights hereunder, except on the occurrence of an Event of Default.

     12.3. Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the said County, and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution of such Mortgage.

SECTION 13.   DEFAULT.

     13.1. Definition: As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

            13.1.1. If the Tenant fails to (a) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder and without demand therefor, or (b) perform any of its other obligations under the provisions of this Lease; or

            13.1.2. If the Tenant (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or
(f) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

            13.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or (b) there otherwise commences as to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires;

            13.1.4. If the Tenant fails to occupy and assume possession of the Premises within fifteen (15) days after the Commencement Date;

            13.1.5. If the Tenant generally fails to pay its debts as they become due; or

            13.1.6. If the Tenant vacates or abandons the Premises, whether or not Rent or other sums are due and unpaid hereunder.

     13.2. Notice to Tenant; grace period. Anything contained in the provisions of this Section to the contrary notwithstanding, on the occurrence of an Event of Default the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or applicable law unless and until

            13.2.1. The Landlord has given written notice thereof to the Tenant, if written notice is required by this Section for the Event of Default which has occurred, and

            13.2.2. The Tenant has failed, (a) if such Event of Default consists of a failure to pay money, within five (5) days of the due date, or (b) if such Event of Default consists of something other than a failure to pay money, within thirty (30) days thereafter actively, diligently and in good faith to begin to cure such Event of Default and to continue thereafter to do so until it is fully cured; provided, that

            13.2.3. No such notice shall be required, and the Tenant shall be entitled to no such grace period, (a) in an emergency situation in which the Landlord acts to cure such Event of Default pursuant to the provisions of paragraph 13.3.5; or (b) the Tenant commits an Event of Default more than /13/ during any twelve (12) month period, or (c) if the Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set forth in the provisions of
Section 3, or (d) in the case of any Event of Default enumerated in the provisions of paragraphs 13.1.2., 13.1.3., 13.1.4. and 13.1.6.

     13.3. Landlord's rights on Event of Default. On the occurrence of any Event of Default, the Landlord may (subject to the operation and effect of the provisions of subsection 13.2) take any or all of the following actions:

--------------------------

/13/    three (3) times

            13.3.1. re-enter and repossess the Premises and any and all improvements thereon and additions thereto;

            13.3.2. declare the entire balance of the Rent for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

            13.3.3.  terminate this Lease;

            13.3.4. relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord, at the times and in the manner specified by the provisions of Section 2, the Base Rent and any Additional Rent accruing during such remainder, less any monies received by the Landlord, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any attorneys' fees or of any repairs or other action (including those taken in exercising the Landlord's rights under any provision of this Lease) taken by the Landlord on account of such Event of Default;

            13.3.5. cure such Event of Default in any other manner (after giving the Tenant written notice of the Landlord's intention to do so except as provided in paragraph 13.2.3), in which event the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at the lesser of the rate of /14/ per annum or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately on demand therefor by the Landlord; and/or

            13.3.6. pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.

     13.4. No waiver. No action taken by the Landlord under the provisions of this Section shall operate as a waiver of any right which the Landlord would otherwise have against the Tenant for the Rent hereby reserved or otherwise, and the Tenant shall remain responsible to the Landlord for any loss and/or damage suffered by the Landlord by reason of any Event of Default.

     13.5. Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for actual direct damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its ownership of the Building and the Property and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Property, however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

-----------------------

/14/    twelve percent (12%)

SECTION 14.   ESTOPPEL CERTIFICATE.

     The Tenant shall from time to time, within five (5) days after being requested to do so by the Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises, the Property, any interest therein or any of the Landlord's rights under this Lease) an instrument in recordable form,

     14.1. certifying (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (d) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced; (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (f) as to any other fact or condition reasonably requested by the Landlord or such other addressee; and

     14.2. acknowledging and agreeing that any statement contained in such certificate may be relied upon by the Landlord and any such other addressee.

     14.3. In the event that Tenant fails to deliver in a timely manner the estoppel certificate described in Section 14, Landlord may complete such a certificate on behalf of Tenant, which certificate shall be binding against Tenant as if Tenant itself signed such certificate. For such purpose, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact (which appointment shall be deemed coupled with an interest) for an in its name to prepare and sign on Tenant's behalf such an estoppel certificate, Tenant hereby ratifying and confirming all the said attorney shall lawfully do or choose to do or be done by virtue hereof, it being understood and agreed that the aforesaid provisions impose no burden or obligation on the Landlord to do or perform any act whatsoever. After said estoppel certificate has been prepared by Landlord, Landlord shall provide Tenant a copy thereof. Unless Tenant modifies such certificate as may be appropriate to make the certificate fully accurate, and signs and returns to Landlord the certificate within three (3) days after receipt from Landlord, Landlord shall be entitled and authorized to sign such estoppel certificate and deliver to any Mortgagee or other person such estoppel certificate in the name and on behalf of Tenant.

SECTION 15.   QUIET ENJOYMENT.

     The Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term, (a) the Premises, and (b) such rights as the Tenant may hold hereunder with respect to the remainder of the Property.

SECTION 16.   NOTICES.

     Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be (a) given in writing, and (b) deemed to have been given (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, upon its hand delivery to such party, as addressed as follows:

     If to the Landlord:      Norfolk Commerce Center Limited Partnership
                              c/o Cambridge Asset Advisors
                              Attention: Property Manager
                              560 Herndon Parkway, Suite 210
                              Herndon, Virginia 20170

     If to Tenant:        Boron, LePore & Associates, Inc.
                          c/o Greg Boron
                          17-17 Route 208 North
                          Fairlawn, New Jersey 07410

     Each party may change its notice address by giving written notice of such change to the other party in accordance with the terms of this Section 16.

SECTION 17.   LANDLORD'S LIEN.

       /15/



SECTION 18.   GENERAL.

     18.1. Effectiveness. This Lease shall become effective upon and only upon its execution by each party hereto.

     18.2. Complete understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same.

     18.3. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

     18.4. Applicable law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the Circuit Court for County of the Commonwealth of Virginia; provided, that if such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto so that it is to be brought in a United States District Court, it shall be brought in the United States District court for the Eastern District of the Commonwealth of Virginia.


--------------------

/15/ Notwithstanding anything contained herein to the contrary, Landlord agrees to delete Section 17 (Landlord's Lien), but reserves any statutory lien for the Rent in Landlord's favor as well as all rights and remedies granted under the Uniform Commercial Code.

     18.5. Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of its future exercise). No such waiver as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

     18.6.   Time of essence.  Time shall be of the essence of this Lease.

     18.7. Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

     18.8.   Construction.   As used herein,

             18.8.1. the term "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and

             18.8.2. all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease.

     18.9. Exhibits. Each writing referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

     18.10. Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     18.11.  Definition of the "Landlord".

             18.11.1. As used herein, the term the "Landlord" means the person hereinabove named as such, and its heirs, personal representatives, successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this lease as the Landlord).

             18.11.2. No person holding the Landlord's interest hereunder (whether or not such person is named as the "Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.

             18.11.3. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease.

     18.12. Definition of the "Tenant". As used herein, the term the "Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 10. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for performing the Tenant's obligations hereunder.

     18.13. Commissions. Each party hereto hereby represents and warrants to the other that, in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, other than Cambridge Property Group Limited Partnership and Robinson Sigma Commercial Real Estate, Inc. (representing Landlord) and Goodman Segar Hogan Hoffler (representing Tenant) and there is no other commission, charge or other compensation due on account thereof. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party's representation.

     18.14. Recordation. This Lease may not be recorded among the Land Records of the said County or among any other public records, without the Landlord's prior express, written consent thereto, and any attempt by the Tenant to do so without having obtained the Landlord's consent thereto shall constitute an Event of Default hereunder. If this Lease is recorded by either party hereto, such party shall bear the full expense of any transfer, documentary stamp or other tax, and any recording fee, assessed in connection with such recordation; provided, that if under applicable law the recordation of this Lease hereafter becomes necessary in order for this Lease to be or remain effective, the Tenant shall bear the full expense of any and all such taxes and fees incurred in connection therewith.

     18.15. Tenant's Declaration. Tenant is not the subject of (i) any petition under any Chapter of the Bankruptcy Code, Title 11, United States Code (the "Bankruptcy Code"), and has no intent to seek relief, protection, reorganization, liquidation, dissolution or similar relief from debtors under any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, or directly or indirectly to cause any of them to file any such petition or to seek any such relief, either at the present time or at any time hereafter; or (ii) any actions, suits or proceedings pending or threatened against Tenant or involving Tenant's business that could have a material adverse effect on Tenant's ability to perform its obligations pursuant to this Lease.

     18.16. Waiver of Trial by Jury. The Tenant hereby waives trial by jury in any action or proceeding to which the Tenant and the Landlord may be parties, arising out of or in any way pertaining to (a) this Lease, or (b) the Property. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Lease.

     This waiver is knowingly, willingly and voluntarily made by the Tenant, and the Tenant hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Tenant hereby represents that it has been represented in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

     18.17. Approval by Mortgagees. Anything contained in the provisions of this Lease to the contrary notwithstanding, the Landlord shall be entitled at any time hereafter but before the Landlord delivers possession of the Premises to the Tenant hereunder, to terminate this Lease by giving written notice thereof to the Tenant, if any Mortgagee fails to approve this Lease for purposes of the provisions of its Mortgage, and in the manner set forth therein.

     18.18. Required Changes in Lease by Lenders. In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained; and provided that such modifications (i) are reasonable; (ii) do not adversely affect Tenant's use of the Leased Premises as herein permitted or the leasehold interest hereby created; (iii) do not increase the base rent, operating rent and other sums to be paid by Tenant hereunder; and (iv) do not affect the Term, the location of or access to the Leased Premises, signage, parking or sublease and assignment provisions, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required written changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within five (5) days of Tenant's receipt thereof.

     18.19. Financial Information. At Landlord's request, Tenant shall deliver certified copies of Tenant's most recent and historical financial statements. Such statements shall include Balance

Sheets, Income and Expense Statements as well as any other supporting documents required by Landlord or any person or institution providing financing to the Property or relating to the Property.

     18.20. Authority. The person executing and delivering this Lease on behalf of Landlord represents and warrants that he has full power, authority and right to do so pursuant to the ownership and of Landlord. The person executing and delivering this Lease on behalf of Tenant represents and warrants that he has full power, authority and right to do so on behalf of Tenant.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                                       The Landlord:

                                               NORFOLK COMMERCE PARK LIMITED
                                               PARTNERSHIP, a Virginia limited
                                               partnership

[SIGNATURE APPEARS HERE]                       By:  Commerce Park, Inc., a
-----------------------------                       Virginia corporation

                                               Its:  General Partner

                                               By: [SIGNATURE APPEARS HERE]
                                                  -----------------------------

                                               Its: Vice Pres.
                                                   ----------------------------

WITNESS:                                       The Tenant:

                                               BORON, LePORE & ASSOCIATES, INC.,
                                               a Delaware corporation



[SIGNATURE APPEARS HERE]                     By: [SIGNATURE APPEARS HERE]
-----------------------------                    -----------------------------
                                             Its: President
                                                 -----------------------------

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.

                                   EXHIBIT A

                                    PREMISES


The Premises, known as Suite F consists of approximately 4,660 rentable square feet of office and warehouse space in Norfolk Commerce Center IV, a 74,925 square foot office project located at 5365 Robin Hood Road, Norfolk, Virginia 23513; (and the Premises) to be located in the approximate location shown on the plan attached hereto as Exhibit A-1.

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.

                                  EXHIBIT A-1

                                   SITE PLAN




             [DIAGRAM OF NORFOLK COMMERCE CENTER IV APPEARS HERE]

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.

                                   EXHIBIT B

                              TENANT IMPROVEMENTS


     Tenant accepts the Premises in its absolute "as is" condition. Listed below are the quality of items to be used in any further improvement of the Premises. Landlord shall provide up to $7,000.00 for the further improvement of the Premises. Tenant agrees to comply with Exhibit B-2 when it intends to further improvements.

A.   DEMISING PARTITIONS
     -------------------

     1.  Sound insulated separation between tenants as required.

     2. Walls to be drywall (to conform with local code) painted with latex flat paint and 2 1/2" vinyl cove base (office areas only).

     3. Walls to be built to underside of roof deck or ceiling as required by code.

B.   INTERIOR OFFICE PARTITIONS
     --------------------------

     1. Walls to be 1/2" drywall painted with latex flat paint and 2 1/2" vinyl cove base.

     2.  Walls to be built to underside of finished ceiling.

C.   DOORS, HARDWARE AND FRAMES
     --------------------------

     1. Doors will be 3'0" x 7'0" hollow core finished with latex semi-gloss paint.

     2. Finished hardware will include 1 1/2 pair of butts per door, passage set on all doors.

     3. Door frames to be punched for silencers, furnished with finish hardware and painted with latex semi-gloss paint.

D.   PERIMETER WALLS
     ---------------

     1. Walls to be 1/2" drywall painted with latex flat paint and 2 1/2" vinyl cove base insulated as per construction drawings.

E.   VINYL TILE FLOORS
     -----------------

     1.  Vinyl tile floors to be 12" x 12" x 1/8" Armstrong Excellon or equal.

F.   CARPET
     ------

     1.  Carpet will be 26 oz. level loop carpet.

EXHIBIT B - TENANT IMPROVEMENTS
PAGE TWO


G.   ACOUSTICAL CEILINGS
     -------------------

     1. Ceilings to be 2' x 4' white lay in 5/8" mineral fiberboard tiles with exposed suspended white grid system.

H.   BLINDS
     ------

     1.  Blinds to be 1" Levelor Series or equal (by tenant).

I.   PLUMBING
     --------

     1. Each tenant area shall be serviced by a toilet room(s) equipped to conform to all local handicapped requirements and all miscellaneous accessories.

     2.  Plumbing fixtures shall be as follows:

         a.  Water Closet - Porcelain elongated bowl/tank type/white in color.

         b.  Lavatory.

         c. Hot Water Heater - "Rheem" or equal, glass lined unit 6-20 gallon capacity as required.

J.   MECHANICAL
     ----------

     1.  Office Areas - Electric/Gas roof top unit HVAC system.

         a. Cooling - Outside temperature 95 degrees dry bulb. Interior temperature 78 degrees dry bulb with approximately 50% R.H.

         b. Heating - Outside temperature 0 degree/interior temperature 65 degrees.

     2.  Warehouse Areas - Unit heaters.

         a. Heating - Outside temperature 0 degree/interior temperature 50 degrees.

     3.  All sheet metal to conform to S.M.A.C.N.A. standards.

     4. Supply Air Ducts to be insulated with 1/2" foil-faced fiberglass blankets if required.

K.   ELECTRICAL
     ----------

     1.  Electrical service shall be 100 AMP - standard.

     2. Office light fixtures to be 2' x 4' four tube fluorescent lay-in, in sufficient quantity to maintain 70 foot candles at desk height (one per 85 square feet typical).

     3. Warehouse light fixtures to be 8' two tube fluorescent surface mount in sufficient quantity to maintain 25 foot candles.

     4.  One duplex electrical outlet per 150 square feet (office area).

     5.  One electrical switch per 250 square feet (office area).

EXHIBIT B - TENANT IMPROVEMENTS
PAGE THREE


     6. All areas will receive emergency lighting systems as required by local codes.

     7.  Each toilet room to receive one (1) exhaust fan.

L.   SPRINKLER
     ---------

     1. Sprinkler heads will be dropped into each office area as required by local codes.

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.

                                  EXHIBIT B-1

                                   SPACE PLAN



             SEE 1/8" SPACE PLAN ATTACHED TO THE END OF THIS LEASE

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.

                                  EXHIBIT B-2

                             REQUIREMENTS OF TENANT



1.   Indemnification Letter:
     ----------------------

     Tenant shall hold Landlord and Landlord's Agent, CAMCON Limited Partnership, harmless for work performed by other contractors. Tenant shall provide to Landlord's Agent evidence of full payment of all contractors at completion of project.

2.   Drawings/Permits/Budget:
     -----------------------

     Tenant shall submit to Landlord's Agent for approval, before any work has commenced, a budget. /16/ The Tenant shall be required to secure any/all permits at its sole cost and expense. The Landlord expects the Tenant to use materials of the same standards and specification as outlined in Exhibit B.

3.   Contractors:
     -----------

     All contractors must have evidence of license and insurance. Tenant shall supply to Landlord's Agent all certificates of insurance and licenses before work is to commence. All contractors will sign lien release forms with respect to Landlord and Landlord's Agent with sole remedy for payment placed with the Tenant. Contractors will conform proposed improvements to Exhibit B.

4.   Landlord's Discretion:
     ---------------------

     Landlord's Agent shall approve or disapprove all proposed improvements within ten (10) business days, of receipt of drawings, budgets, Construction Management fee and evidence contractor license and insurance.

5.   Evidence of Final Inspection/Certification from Architect:
     ---------------------------------------------------------

     Tenant shall supply to Landlord's Agent evidence of final inspection from the governing municipality as well as certification from Tenant's architect of completion of improvements.

6.   Construction Management Fee:
     ---------------------------

-----------------------

     /16/ Landlord hereby approves of the improvements outlined in Exhibit B-1 attached hereto.

                               AGREEMENT OF LEASE

                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP
                                      and

                        BORON, LePORE & ASSOCIATES, INC.


                                   EXHIBIT C

                         CURRENT RULES AND REGULATIONS


1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant and used by the Tenant for any purposes other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.

2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto.

4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at the Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall/will not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining the Landlord's written consent thereto.

5. The Tenant shall not place any additional lock upon any door within the Premises or elsewhere upon the Property, and shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

6.

7. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the Premises.

EXHIBIT C - CURRENT RULES AND REGULATIONS
PAGE TWO (2)


8. So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing /17/. /18/ the Landlord shall not be responsible to the Tenant for any damage done to any furniture or other property of the Tenant or any other person caused by any of the Landlord's employees or any other person, for any loss sustained by any of the Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.

9. If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing of wiring connections or layout at the Tenant's expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the tenant or other concern, if any, operating or using it.

10. A directory will be provided by the Landlord on the ground floor of the Building, on which the Tenant's name may be placed.

11. No furniture, package, equipment, supplies or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the Building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the Premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant.

12. Without the Landlord's prior written consent, (a) nothing shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition, (b) no wall, or partition shall be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire for running any fan, motor or other

---------------------

     /17/    which consent shall not be unreasonably withheld.
     /18/    Unless Landlord, or its employees, contractors or agents has been proven to have caused such damage,
     apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring or equipment shall be placed anywhere other than where designated by the Landlord, and (f) no mechanic shall be allowed to work in or about the Building other than one employed by the Landlord, unless approved in writing by Landlord.

EXHIBIT C - CURRENT RULES AND REGULATIONS
PAGE THREE (3)

13. The Tenant shall have access to the Premises at all reasonable times. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property, or any property within the Property.

14. The Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

15. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

16. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such systems or their use.

17. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.


                                   EXHIBIT D


                                   BASE RENT

===========================================================================
                   LEASE                     SQUARE    ANNUAL     MONTHLY
                    YEAR                      FEET   BASE RENT   BASE RENT
===========================================================================
 date first written above - June 14, 1997     4,660       $0.00      $0.00
---------------------------------------------------------------------------
     June 15, 1997 - June 30, 1997            4,660       n/a    $1,634.19
---------------------------------------------------------------------------
     July 01, 1997 - June 30, 1998            4,660  $37,280.00  $3,106.67
---------------------------------------------------------------------------
     July 01, 1998 - June 30, 1999            4,660  $38,398.40  $3,199.87
---------------------------------------------------------------------------
     July 01, 1999 - June 30, 2000            4,660  $39,550.35  $3,295.86
---------------------------------------------------------------------------
     July 01, 2000 - June 30, 2001            4,660  $40,736.86  $3,394.74
---------------------------------------------------------------------------
     July 01, 2001 - June 30, 2002            4,660  $41,958.97  $3,496.58
---------------------------------------------------------------------------
     July 01, 2002 - June 30, 2003            4,660  $43,217.74  $3,601.48
---------------------------------------------------------------------------
     July 01, 2003 - June 30, 2004            4,660  $44,514.27  $3,709.52
---------------------------------------------------------------------------
     July 01, 2004 - June 30, 2005            4,660  $45,849.70  $3,820.81
---------------------------------------------------------------------------
     July 01, 2005 - June 30, 2006            4,660  $47,225.19  $3,935.43
---------------------------------------------------------------------------
     July 01, 2006 - June 30, 2007            4,660  $48,641.94  $4,053.50
===========================================================================

                               AGREEMENT OF LEASE
                                 by and between

                  NORFOLK COMMERCE CENTER LIMITED PARTNERSHIP

                                      and

                        BORON, LePORE & ASSOCIATES, INC.


                                   EXHIBIT E

                             ADDITIONAL PROVISIONS


Addendum to the Lease dated April _____, 1997 between Norfolk Commerce Center Limited Partnership, as "Landlord", and, Boron, LePore & Associates, Inc. as "Tenant". Landlord and Tenant hereby agree as follows:


SECTION 19. RENT ABATEMENT.

     Provided this Lease is in full force and effect and no Event of Default by Tenant has occurred hereunder, the Base Rent shall be abated from the date first written above until June 14, 1997 (the "Abatement Period"). All other provisions of the Lease shall be in effect during the Abatement Period. The entire Base Rent otherwise due and payable for the Abatement Period shall become immediately due and payable upon the occurrence of an Event of Default under the Lease.


SECTION 20. RENEWAL OPTION.

     Provided this Lease is in full force and effect and no Event of Default by Tenant has occurred hereunder, Tenant shall have the right to renew this Lease for one (1) five (5) year term upon providing Landlord with written notice six
(6) months prior to the current expiration. The renewal term shall be subject to the terms and conditions set forth in this Lease and the Base Rent shall be at the then current market rates at the time of the renewal. Tenant's rights as to this option are personal to the original Tenant executing the Lease and may not be exercised or be assigned, voluntarily, by or to any person or entity other than the original Tenant.

SECTION 21. JANITORIAL SERVICES AND UTILITIES.

     Notwithstanding anything contained in the Lease to the contrary, Tenant shall contract and pay directly for janitorial service and utilities, which are separately metered, servicing the Premises upon Tenant's occupancy including during the Abatement Period as described in Section 19 above.

SECTION 22. ASSIGNMENT AND SUBLETTING.

     Notwithstanding the provisions of Section 10, Tenant shall have the right to assign its Lease or sublease all or any part of the Premises with Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

SECTION 23. SIGNAGE

     Tenant shall have the right, subject to Landlord's reasonable approval, to install standard building signage, at its sole cost, above the suite entrance, as long as it complies with local sign ordinances and the rules of Norfolk Commerce Park.